Exhibit 99.1

United American Petroleum Corp. Acquire Remaining 75% of Frio County Project

Austin, TX—November 8, 2011 – United American Petroleum Corp. (OTCBB: UAPC.OB) is pleased to announce it has purchased the remaining working interest of the Lozano lease in Frio County, Texas for a purchase price of $160,000. This purchase will provide United with 100% working interest in the Lozano lease, which should increase United’s revenues from this lease by three times. The project consists of 3 oil-producing wells sitting on 110 acres, with 20 acre spacing allowing potential offset drilling locations.

The project lies within the Western Gulf Province, an area which covers 116,599 sq mi., affording extensive data on several hundred thousand oil and gas wells. To date, 2,518 significant oil and gas fields comprising 3,883 reservoirs have been discovered in the region.

Over the past 20 years, the oil industry has experienced tremendous success in Frio County due to advances in oil-extraction technologies which permits horizontal drilling extending the primary producing formations, such as the Olmos B and Olmos D sands, which range in depth from 3,100 feet to 3,600 feet. The Austin Chalk, Navarro and Anacacho formations are also abundant in the area. Untapped reserves within the region have been demonstrated by the Kinder Morgan operated Yates Oil Field, which has yielded over 1.4 billion barrels and is expected to further produce 1 billion barrels.

Christian Negri, United American Petroleum’s Chief Financial Officer, stated, "This acquisition will augment our existing production in our Frio County Project and will provide the opportunity to exploit additional hydrocarbons on the acreage acquired.”

For additional information regarding the Company’s operations, projects, management team and other valuable information, please visit the Company’s web site at www.unitedamericanpetroleum.com. To be placed on the Company’s master email list and receive future press releases, progress reports and developments, please send an email to unitedamericanpetroleum@grosscapital.com or contact Gross Capital, Inc. at (361) 949 – 4999.

About United American Petroleum Corp.

United American Petroleum Corp. is an independent exploration, development, acquisition, production, and operating company engaged in advanced exploration, drilling and completion techniques to explore for, produce and develop domestic oil and natural gas reserves.  The Company’s strategy centers on increasing shareholder value through actively pursuing and developing high-potential acquisitions for drilling and production while maintaining a prudently managed balance sheet.   The Company’s current projects are in Texas, however, additional acquisitions may encompass active plays throughout the United States.

Forward-looking Statements:

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations in the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors -- The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as "probable," "possible," "recoverable" or “potential” reserves among others, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our filings with the SEC.

Contact:
United American Petroleum Corp.
Barry Gross
+1 855-PETROL-1
ir@unitedamericanpetroleum.com
info@unitedamericanpetroleum.com